Exhibit 99.1

FTI Consulting, Inc.

500 East Pratt Street

Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FD:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(410) 951-4800	Media: Evan Goetz, Melissa Merrill
(212) 850-5600

FOR IMMEDIATE RELEASE

FTI CONSULTING, INC. REPORTS RECORD RESULTS

•    Second Quarter Revenue of $239.7 Million, EBITDA of $50.7 Million and Diluted EPS of $0.53 All Set

New Highs

•    2007 Guidance Increased for Revenues and EPS

•    Results Include Tax Advantages from Global Expansion

BALTIMORE, MD, August 3, 2007 — FTI Consulting (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today reported its financial results for the second quarter and six months ended June 30, 2007.

Second Quarter Results

For the second quarter of 2007 the Company reported record revenue of $239.7 million, an increase of 50.0 percent from revenue of $159.8 million in the prior year period. Earnings from operations before interest, taxes, depreciation and amortization (EBITDA) rose 48.2 percent to a record $50.7 million, compared to $34.2 million in the prior year period. EBITDA margin continued at a healthy 21.2 percent of revenue versus 21.4 percent of revenue in the year ago period. Earnings per diluted share increased 65.6 percent to a record $0.53 compared with $0.32 in the prior year period. The 2007 results include the effect of a lower corporate tax rate as described below.

Commenting on the quarter, Jack Dunn, FTI’s president and chief executive officer, said, “We are very pleased with our second quarter results, as we experienced solid demand in the marketplace driven by expanded emphasis on regulatory enforcement; ongoing issues within the automotive, subprime lending, homebuilding and hedge fund sectors; continuing globalization of capital markets; and both secular and systemic trends towards the further adoption of e-discovery and electronic document management solutions. The success of our core strategy of a balanced global platform that anticipates our clients’ needs was proven effective again in the second quarter. Strong growth across all of our segments, including particularly good performance within our Communications and Technology groups, drove our overall financial results.”

“During the quarter we focused on our strategic goals with particular emphasis on international opportunities. We pursued our overseas expansion plans through a number of initiatives, including the launch of our European restructuring business; the acquisition of Gravitas and the opening of our office in Mexico City, further enhancing our presence in the Latin American market; the acquisition of Santé,

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bolstering our London-based health care practice; and our first presence in Spain with the opening of our office in Madrid. In addition, we continued to build value in our Technology practice, where our leading reputation, innovative products and geographical reach have begun to provide evidence of a commanding presence in this rapidly expanding market, further differentiating our practice from the competition. Finally, we took advantage of the strength of our business to make opportunistic investments in our brand positioning, marketing, and certain other areas, all of which will enhance our ability to grow.”

Mr. Dunn concluded, “The first half of 2007 was excellent for FTI, and we expect to benefit from this momentum for the rest of the year. The factors driving demand for our services continue to evolve, and our diversified services are well situated to capitalize on this. Our financial results benefited from excellent recruiting and retention results, with employee turnover averaging a comfortable 16% during the quarter. FTI is the leader in the marketplace, with a depth of talent, breadth of services and geographical reach second to none, and we look forward to ongoing growth and success going forward.”

Cash flow from operations totaled $9.4 million in the second quarter of 2007, compared to cash flow from operations of $7.8 million in the comparable prior year period. During the quarter, the Company utilized $18.1 million of cash from operations to repurchase 500,000 shares of common stock at an average price of $36.18 per share, leaving $31.9 million of remaining authorization under its current share repurchase program. At June 30, 2007, cash and cash equivalents were $30.3 million, and accounts receivable days-sales-outstanding were 84. As of June 30, 2007 total long-term debt was $565.0 million and no amounts were outstanding under the company’s revolving credit agreement.

Due to its recent global expansion, the Company has been reviewing its international tax position. In the quarter, the Company completed certain associated corporate actions which had the effect of reducing its expected annual tax rate to 40.5 percent. This reduction resulted in one-time “catch up” tax rates of 33.3 percent for the second quarter and 38.0 percent for the first six months of 2007. This compares favorably to tax rates of 46.9 percent for calendar year 2006, 44.5 percent for the second quarter of last year and 44.0 percent for the first quarter of 2007.

The Company also reclassified $1.4 million of forgiveness of interest related to loans made to employees under the Company’s SMD retention program from net interest expense to compensation expense for the six months ended June 30, 2007. This reclassification had no net effect on the Company’s pre-tax earnings, net income or earnings per diluted share. The effect on each business segment is described below.

Total headcount as of June 30, 2007, was 2,228, of which 1,686 represented revenue-generating professionals. Utilization of revenue-generating personnel and average rate per hour metrics are presented in the accompanying tables for those business segments for which the metrics continue to be relevant.

Second Quarter Business Segment Results

Forensic and Litigation Consulting

In the Forensic and Litigation Consulting segment, revenues were $53.3 million compared to $45.1 million in the prior year period, an 18.2 percent increase. Segment EBITDA was $13.3 million, or 25.0 percent of segment revenue, compared to segment EBITDA of $13.3 million, or 29.5 percent of segment revenue, in the prior year. During the second half of the year we expect to see increased activity in the areas of IP, financial restatements, and enterprise risk management, especially in the area of the Foreign Corrupt Practices Act, where the Department of Justice has signaled increased concern and enforcement. This activity should augment the already robust activity in our international investigation practice.

Technology

The Company’s Technology segment reported revenues of $37.4 million, an increase of 28.5 percent over revenues of $29.1 million in the year ago period. Segment EBITDA was $14.2 million, or 38.0 percent of segment revenue, compared to $12.0 million, or 41.1 percent of revenue, in the prior year period, an increase of 18.3 percent. Results within the Technology segment reflect continued strong demand for the segment’s software, hosting services and a growing installed base of the segment’s Ringtail software solution. The segment’s UK technology build-out is largely complete, proving to be a significant competitive advantage in unlocking business worldwide. Our critical mass, superior products, and specialized expertise allowed us to become the recognized leader in managing electronic evidence. For example, we have significant engagements managing the evidence used to respond to so called “Second Requests,” a document request in an antitrust matter before the Department of Justice indicating a significant issue. We also announced the release of Tiff-on-the-Fly™, a significant enhancement to Ringtail designed to optimize the software in response to the new Federal Rules of Civil Procedure related to electronic evidence and greatly improve efficiency which should continue to drive growth in the adoption of the Ringtail platform.

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 26.3 percent to $63.0 million compared to $49.9 million in the prior year period. Segment EBITDA was $16.7 million, or 26.5 percent of revenue, compared to $10.1 million, or 20.3 percent of revenue, in the prior year period, an increase of 65.3 percent. The segment continued to see strong demand from the automotive sector during the period, and increasing demand as a result of significant financial distress in the real estate, sub-prime lending, home builder and hedge fund areas. We also continue to benefit from growing demand for our Transaction Advisory Service (“TAS”) offering, as we increasingly serve major private equity firms in their efforts to make sound investment decisions and enhance profitability of their portfolio companies. In addition to our strong domestic practice, TAS capitalized on our global platform as we executed engagements on behalf of major private equity firms in Europe, Asia and Latin America.

Economic Consulting

Revenues in the Economic Consulting segment increased 23.6 percent to $44.0 million versus $35.6 million in the prior year period. Segment EBITDA increased 37.9 percent to $13.1 million, or 29.8 percent of revenue, from $9.5 million, or 26.8 percent of revenue, in the prior year period. The growth in economic consulting reflects the continued strength of the M&A market, including major assignments in telecom, media and food services, and engagements arising out of the recent nationalization of oil reserves in Venezuela. Year-to-date, FTI estimates that it has participated in the majority of mergers over $200 million that have involved a “Second Request,” as described above.

Strategic and Financial Communications

The Strategic and Financial Communications segment had another excellent quarter, generating revenues of $42.0 million. Segment EBITDA was $11.0 million, or 26.2 percent of revenue. Results within the Strategic and Financial Communications segment continued to reflect strong operational execution against a backdrop of robust capital market and M&A activity, which generated a combination of both project-based work and new retained relationships. Our FD subsidiary comfortably maintained its number one position in the European “Merger Market” league tables with respect to M&A mandates and saw robust global IPO activity with 20 assignments on the London Stock Exchange alone during the first six months.

Reclassification of Net Interest Expense

The previously discussed reclassification of interest forgiveness decreased segment EBITDA and margin as follows:

•	Forensic and Litigation Consulting EBITDA by $0.4 million and margin by 70 basis points;

•	Technology EBITDA by $0.1 million and margin by 20 basis points;

•	Corporate Finance/Restructuring EBITDA by $0.8 million and margin by 130 basis points;

•	Economic Consulting EBITDA by $0.1 million and margin by 20 basis points;

•	Strategic and Financial Communications EBITDA and margin were not impacted.

Pre tax income, net income and earnings per share are not affected by the reclassification.

Six Month Results

For the 2007 six-month period, revenues were $467.4 million, an increase of 42.1 percent over revenues of $329.0 million in the prior year period. Earnings per diluted share for the first six months of 2007 were $0.89, compared to $0.62 in the prior year period, an increase of 43.5 percent. EBITDA rose 40.3 percent to $95.1 million, or 20.3 percent of revenue (reduced by 30 basis points by the interest forgiveness reclassification), from $67.8 million, or 20.6 percent of revenue, in the prior year period.

Forensic and Litigation Consulting revenues increased 13.0 percent to $107.6 million versus $95.2 million in the prior year period. Segment EBITDA increased 3.8 percent to $27.4 million, or 25.5 percent of revenue, from $26.4 million, or 27.7 percent of revenue, in the prior year period.

Technology revenues increased 25.7 percent to $70.5 million from $56.1 million in the prior year period. Segment EBITDA increased 8.3 percent to $24.8 million, or 35.2 percent of revenue, from $22.9 million, or 40.9 percent of revenue, in the prior year period.

Corporate Finance/Restructuring revenues increased 20.3 percent to $125.1 million from $104.0 million in the prior year period. Segment EBITDA increased 29.5 percent to $31.6 million, or 25.3 percent of revenue, compared to $24.4 million, or 23.4 percent of revenue, in the prior year.

Economic Consulting revenues increased 14.0 percent to $84.0 million from $73.7 million in the prior year period. Segment EBITDA increased 32.2 percent to $24.2 million, or 28.8 percent of revenue, from $18.2 million, or 24.8 percent of revenue in the prior year.

Strategic and Financial Communications contributed revenues of $80.2 million and segment EBITDA of $20.9 million, or 26.1 percent of revenue.

Updated 2007 Guidance

Based on the strength of first half results and current market trends, the Company is raising its guidance for revenues and diluted EPS as shown below.

Key elements of the updated guidance are:

•

An increase in expected revenues from a range of $904-929 million to $944-962 million due to continued strong performance at the Company’s Corporate Finance/Restructuring, Economic Consulting, Strategic Communications and Technology segments, and associated higher segment EBITDA.

•	Reclassification of interest expense into compensation expense as discussed above.

•

Corporate expenses for the year are expected to be higher than original guidance due to discretionary investments in brand building and significant advertising initiatives, costs associated with global tax planning, global system integration costs and certain short term redundancies in finance and information technology functions.

•	A tax rate of 40.5 percent for the second half and 39.4 percent for the full year.

•	Increased share count due primarily to the effect of a higher average stock price.

	Revenues (in millions)	EBITDA (in millions)	EBITDA Margin
Forensic and Litigation Consulting	$226-$229	$64-$66	28.3%-28.8%
Technology	$153-$156	$55-$57	35.9%-36.5%
Corporate Finance/Restructuring	$238-$245	$60-$64	25.2%-26.1%
Economic Consulting	$166-$168	$49-$51	29.5%-30.4%
Strategic and Financial Communications	$161-$164	$44-$46	27.3%-28.0%
Corporate Expenses		($66-$68)

Totals	$944-$962	$206-$216	21.8%-22.6%

EPS		$1.92-$2.00

Second Quarter Conference Call

FTI will hold a conference call for analysts and investors to discuss second quarter financial results at 9:00 a.m. Eastern time on Friday, August 3, 2007. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website, www.fticonsulting.com.

About FTI Consulting

FTI Consulting is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 2,200 professionals located in most major business centers in the world, we work closely with clients every day to anticipate, illuminate, and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management and restructuring. More information can be found at www.fticonsulting.com.

Note: Although EBITDA, Adjusted EBITDA and Adjusted Net Income are not measures of financial condition or performance determined in accordance with GAAP, FTI believes that they are useful operating performance measures for evaluating its results of operations from period to period and as compared to its competitors. EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in FTI’s industry. FTI uses EBITDA and Adjusted EBITDA to evaluate and compare the operating performance of its segments and it is one of the primary measures used to determine employee bonuses. FTI also uses EBITDA to value businesses it acquires or anticipates acquiring. A reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to Net Income is included in the accompanying tables to this press release. EBITDA, Adjusted EBITDA and Adjusted Net Income are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies unless the definition is the same. In addition, because the calculation of EBITDA and Adjusted EBITDA in the maintenance covenants contained in FTI’s credit facilities is based on accounting policies in use, consistently applied from the time the indebtedness was incurred, EBITDA and Adjusted EBITDA as supplemental financial measures are also indicative of the company’s capacity to service debt and thereby provides additional useful information to investors regarding the company’s financial condition and results of operations. EBITDA and Adjusted EBITDA for purposes of those covenants are not calculated in the same manner as they are calculated in the accompanying table.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve uncertainties and risks including statements related our future financial results. There can be no assurance that actual results will not differ from the company’s expectations. The Company has experienced fluctuating revenue, operating income and cash flow in some prior periods and expects this will occur from time to time in the future. As a result of these possible fluctuations, the Company’s actual results may differ from our projections. Further, preliminary results are subject to normal year-end adjustments. Other factors that could cause such differences include the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

(in thousands, except per share data)

	Six Months Ended
	June 30, 2007	June 30, 2006
	(unaudited)
Revenues	$467,417	$329,024

Direct cost of revenues	257,530	185,342
Selling, general and administrative expense	122,268	81,836
Amortization of other intangible assets	5,485	5,759

	385,283	272,937

Operating income	82,134	56,087
Other income (expense)
Interest income	2,320	1,476
Interest expense and other	(21,701)	(11,889)
Litigation settlement gains (losses), net	(908)	(269)

Income before income tax provision	61,845	45,405
Income tax provision	23,501	20,451

Net income	$38,344	$24,954

Earnings per common share—basic	$0.92	$0.64

Weighted average common shares outstanding—basic	41,537	39,260

Earnings per common share—diluted	$0.89	$0.62

Weighted average common shares outstanding—diluted	43,082	40,104

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED JUNE 30, 2007 AND 2006

(in thousands, except per share data)

	Three Months Ended June 30,
	2007	2006
	(unaudited)
Revenues	$239,692	$159,760

Operating expenses
Direct cost of revenues	131,349	90,083
Selling, general and administrative expense	61,910	38,610
Amortization of other intangible assets	2,748	2,805

	196,007	131,498

Operating income	43,685	28,262
Other income (expense)
Interest income	1,824	555
Interest expense and other	(10,737)	(6,006)
Litigation settlement gains (losses), net	(167)	(5)

Income before income tax provision	34,605	22,806
Income tax provision	11,523	10,139

Net income	$23,082	$12,667

Earnings per common share—basic	$0.56	$0.32

Weighted average common shares outstanding—basic	41,333	39,114

Earnings per common share—diluted	$0.53	$0.32

Weighted average common shares outstanding—diluted	43,412	39,885

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Revenues	EBITDA (1)	Margin	Utilization (2)	Average Billable Rate (2)	Revenue- Generating Headcount
	(in thousands)
Three Months Ended June 30, 2007
Forensic and Litigation	$53,259	$13,264	24.9%	75%	$319	410
Corporate Finance/Restructuring	63,005	16,661	26.4%	77%	$438	360
Economic	43,983	13,059	29.7%	89%	$410	213
Technology	37,432	14,178	37.9%	N/M	N/M	296
Strategic and Financial Communications	42,013	10,955	26.1%	N/M	N/M	407

	$239,692	68,117	28.4%	N/M	N/M	1,686

Corporate		(17,425)

EBITDA (1)		$50,692	21.1%

Six Months Ended June 30, 2007
Forensic and Litigation	$107,622	$27,369	25.4%	76%	$322	410
Corporate Finance/Restructuring	125,107	31,589	25.2%	81%	$426	360
Economic	83,980	24,167	28.8%	87%	$404	213
Technology	70,482	24,785	35.2%	N/M	N/M	296
Strategic and Financial Communications	80,226	20,926	26.1%	N/M	N/M	407

	$467,417	128,836	27.6%	N/M	N/M	1,686

Corporate		(33,741)

EBITDA (1)		$95,095	20.3%

Three Months Ended June 30, 2006
Forensic and Litigation Consulting	$45,112	$13,337	29.6%	75%	$296	340
Corporate Finance/Restructuring	49,914	10,126	20.3%	74%	$398	342
Economic	35,627	9,541	26.8%	77%	$379	214
Technology	29,107	11,970	41.1%	N/M	N/M	228
Strategic and Financial Communications	—	—	—	—	—	—

	$159,760	44,974	28.2%	N/M	N/M	1,124

Corporate expenses		(10,787)

EBITDA (1)		$34,187	21.4%

Six Months Ended June 30, 2006
Forensic and Litigation	$95,225	$26,350	27.7%	79%	$293	340
Corporate Finance/Restructuring	104,004	24,386	23.4%	77%	$396	342
Economic	73,703	18,246	24.8%	81%	$375	214
Technology	56,092	22,924	40.9%	N/M	N/M	228
Strategic and Financial Communications	—	—				—

	$329,024	91,906	27.9%	N/M	N/M	1,124

Corporate		(24,155)

EBITDA (1)		$67,751	20.6%

(1)	We use earnings before interest, taxes, depreciation and amortization ("EBITDA") in evaluating the company's financial performance. EBITDA is not a measurement under accounting principles generally accepted in the United States ("GAAP"). We define EBITDA as operating income before depreciation and amortization, amortization of intangible assets and litigation settlements. This measure may not be similar to non-GAAP measures of other companies. We believe that the use of such measure, as a supplement to operating income, net income and other GAAP measures, is a useful indicator of a company's financial performance and its ability to generate cash flow from operations that are available to fund capital expenditures and service debt. Further, this measure excludes certain items to provide better comparability from period to period. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a common alternative performance measure used by investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. This non-GAAP measure should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income. See also our reconciliation of Non-GAAP financial measures.
(2)

The majority of the Technology and Strategic and Financial Communications segments' revenues are not generated on an hourly basis. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful. Utilization where presented is based on a 2,032 hour year.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Six Months Ended June 30,
	2007	2006
Net income	$38,344	$24,954

Earnings per common share-diluted	$0.89	$0.62

Add back: FASB 123 (revised) option-based compensation	$8,181	$5,446
Tax effect	2,301	1,237

Adjusted net income before FAS 123 (revised) option-based compensation	$44,224	$29,163

Adjusted earnings per common share-diluted before FAS 123 (revised) option-based compensation (1)	$1.03	$0.73

Add back: Amortization of intangible assets	$5,485	$5,759
Tax effect	2,084	2,594

Adjusted net income before FAS 123 (revised) option expense and amortization of intangible assets (1)	$47,625	$32,328

Adjusted earnings per common share-diluted before FAS 123 (revised) option expense and amortization of intangible assets (1)	$1.11	$0.81

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO ADJUSTED EARNINGS BEFORE

INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	Six Months Ended June 30,
	2007	2006
Net income	$38,344	$24,954
Add: Litigation settlements	908	269
Interest expense, net	19,381	10,413
Income tax provision	23,501	20,451

Operating income	82,134	56,087
Add: Litigation settlements	(908)	(269)
Depreciation and amortization	8,384	6,174
Amortization of other intangible assets	5,485	5,759

EBITDA (1)	95,095	67,751
FAS 123 (revised) option-based compensation	8,181	5,446

ADJUSTED EBITDA before FAS 123 (revised) option-based compensation (1)	$103,276	$73,197

ADJUSTED EBITDA before FAS 123 (revised) option-based compensation (1) as a % of revenues	22.1%	22.2%

(1)	We use earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA and adjusted net income in evaluating the company's financial performance. EBITDA, adjusted EBITDA and adjusted net income are not measurements under accounting principles generally accepted in the United States ("GAAP"). We define EBITDA as operating income before depreciation and amortization and amortization of intangible assets adjusted for litigation settlements. We define Adjusted EBITDA as EBITDA before FAS123 (revised) option-based compensation. These measures may not be similar to non-GAAP measures of other companies. We believe that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of a company's financial performance and its ability to generate cash flow from operations that are available to fund capital expenditures and service debt. Further, these measures exclude certain items to provide better comparability from period to period. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a common alternative performance measure used by investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended June 30,
	2007	2006
Net income	$23,082	$12,667

Earnings per common share-diluted	$0.53	$0.32

Add back: FASB 123 (revised) option-based compensation	$4,106	$2,370
Tax effect	1,069	637

Adjusted net income before FAS 123 (revised) option-based compensation	$26,119	$14,400

Adjusted earnings per common share-diluted before FAS 123 (revised) option-based compensation (1)	$0.60	$0.36

Add back: Amortization of intangible assets	$2,748	$2,805
Tax effect	915	1,247

Adjusted net income before FAS 123 (revised) option expense and amortization of intangible assets (1)	$27,952	$15,958

Adjusted earnings per common share-diluted before FAS 123 (revised) option expense and amortization of intangible assets (1)	$0.64	$0.40

RECONCILIATION OF OPERATING INCOME AND NET INCOME TO ADJUSTED EARNINGS BEFORE

INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

		Three Months Ended June 30,
		2007	2006
Net income		$23,082	$12,667
Add:	Litigation settlements	167	5
	Interest expense, net	8,913	5,451
	Income tax provision	11,523	10,139

Operating income		43,685	28,262
Add:	Litigation settlements	(167)	(5)
	Depreciation and amortization	4,426	3,125
	Amortization of other intangible assets	2,748	2,805

EBITDA (1)		50,692	34,187
	FAS 123 (revised) option-based compensation	4,106	2,370

ADJUSTED EBITDA before FAS 123 (revised) option-based compensation (1)		$54,798	$36,557

ADJUSTED EBITDA before FAS 123 (revised) option-based compensation (1) as a % of revenues		22.9%	22.9%

(1)	We use earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA and adjusted net income in evaluating the company's financial performance. EBITDA, adjusted EBITDA and adjusted net income are not measurements under accounting principles generally accepted in the United States ("GAAP"). We define EBITDA as operating income before depreciation and amortization and amortization of intangible assets adjusted for litigation settlements. We define Adjusted EBITDA as EBITDA before FAS 123 (revised) option-based compensation. These measures may not be similar to non-GAAP measures of other companies. We believe that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of a company's financial performance and its ability to generate cash flow from operations that are available to fund capital expenditures and service debt. Further, these measures exclude certain items to provide better comparability from period to period. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. EBITDA is a common alternative performance measure used by investors, analysts and credit rating agencies to evaluate and compare the operating performance and value of companies within our industry. These non-GAAP measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our statements of income.

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS JUNE 30, 2007 AND 2006

(in thousands)

	Six Months Ended June 30,
	2007	2006
Operating activities
Net income	$38,344	$24,954
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and other amortization	8,384	6,174
Amortization of other intangible assets	5,485	5,759
Provision for doubtful accounts	3,804	3,647
Non-cash share-based compensation	11,034	6,671
Non-cash interest expense and other	(1,506)	380
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(51,418)	(31,235)
Notes receivable	(25,659)	(26,843)
Prepaid expenses and other assets	(1,156)	(2,113)
Accounts payable, accrued expenses and other	8,001	5,602
Income taxes	(3,175)	(2,268)
Accrued compensation	(11,074)	(21,431)
Billings in excess of services provided	1,424	656

Net cash used in operating activities	(17,512)	(30,047)

Investing activities
Payments for acquisition of businesses, including contingent payments and acquisition costs	(20,476)	(50,201)
Purchases of property and equipment	(22,253)	(8,659)
Cash placed in escrow to acquire businesses	—	(9,000)
Other	386	345

Net cash used in investing activities	(42,343)	(67,515)

Financing activities
Borrowings under revolving line of credit	25,000	—
Payments of revolving line of credit	(25,000)	—
Purchase and retirement of common stock	(18,116)	(23,376)
Issuance of common stock under equity compensation plans	11,750	4,306
Excess tax benefit from share based compensation	2,854	805
Other	(9)	26

Net cash used in financing activities	(3,521)	(18,239)

Effect of exchange rate changes on cash	1,708	—

Net decrease in cash and cash equivalents	(61,668)	(115,801)
Cash and cash equivalents, beginning of period	91,923	153,383

Cash and cash equivalents, end of period	$30,255	$37,582

FTI CONSULTING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

(in thousands, except per share amounts)

	June 30, 2007	December 31, 2006
Assets
Current assets
Cash and cash equivalents	$30,255	$91,923
Accounts receivable
Billed	156,255	135,220
Unbilled	83,566	56,228
Allowance for doubtful accounts and unbilled services	(23,356)	(20,351)

	216,465	171,097
Notes receivable	12,079	7,277
Prepaid expense and other current assets	26,749	24,652

Total current assets	285,548	294,949
Property and equipment, net	64,688	51,326
Goodwill	902,748	885,711
Other intangible assets, net	73,520	77,711
Notes receivable, net of current portion	55,849	35,303
Other assets	46,946	46,156

Total assets	$1,429,299	$1,391,156

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable, accrued expenses and other	$50,564	$77,914
Accrued compensation	62,908	76,765
Current portion of long-term debt	15,015	6,917
Billings in excess of services provided	18,427	16,863

Total current liabilities	146,914	178,459
Long-term debt, net of current portion	562,508	563,441
Deferred income taxes and other liabilities	97,803	84,156
Stockholders' equity
Preferred stock, $0.01 par value; 5,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value; 75,000 shares authorized; 42,565 shares issued and outstanding in 2007 and 41,890 shares issued and outstanding in 2006	425	419
Additional paid-in capital	312,012	294,350
Retained earnings	307,281	268,937
Accumulated other comprehensive income	2,356	1,394

Total stockholders' equity	622,074	565,100

Total liabilities and stockholders' equity	$1,429,299	$1,391,156